Exhibit 99.1

BAIN CAPITAL LIFE SCIENCES INVESTORS, LLC

By: /s/ Andrew Hack

Title: Partner

BAIN CAPITAL LIFE SCIENCES PARTNERS, LP

By: Bain Capital Life Sciences Investors, LLC, its general partner

By: /s/ Andrew Hack

Title: Partner

BAIN CAPITAL LIFE SCIENCES FUND, L.P.

By: Bain Capital Life Sciences Partners, LP, its general partner

By: Bain Capital Life Sciences Investors, LLC, its general partner

By: /s/ Andrew Hack

Title: Partner

BCIP LIFE SCIENCES ASSOCIATES, LP

By: Boylston Coinvestors, LLC, its general partner

By: /s/ Andrew Hack

Title: Authorized Signatory